Exhibit 99.1

RLH CORPORATION REPORTS THIRD QUARTER 2019 RESULTS

DENVER, November 8, 2019 – Red Lion Hotels Corporation (the “Company”) (NYSE: RLH), a growing hospitality company doing business as RLH Corporation which franchises upscale, midscale and economy hotels, today reported third quarter 2019 results.

Third Quarter Highlights

•

Net loss attributable to RLH Corporation for the quarter was $3.5 million or ($0.14) per share compared to net income attributable to RLH Corporation of $8.9 million or $0.35 per diluted share in the prior year period. The year-over-year change is primarily due to a gain of $26.0 million from asset sales in the year ago period and lost revenue from hotels sold during 2018.

•

Adjusted EBITDA for the third quarter was $5.9 million, an increase of $0.1 million as compared to the third quarter of 2018, reflecting the impact of cost controls the Company has implemented over the last year offset by lower company operated hotel profits and higher bad debt expense primarily due to one large customer.

•	Franchise related revenues grew 7% year-over-year to $16.2 million. Adjusted Core EBITDA was $1.9 million as compared to $0.8 million a year ago.

•

Executed 47 franchise agreements, an increase of 57% year-over-year. The agreements are comprised of 10 midscale hotels and 37 select service hotels; of these, 14 are for new locations. Offsetting new franchise agreements were 60 terminations, comprised of 9 midscale hotels and 51 economy hotels. Year-to-date, the Company executed 143 agreements, an increase of 43% from last year, and had 176 terminations compared to 68 in the prior year.

•

Announced non-binding agreements for the sale of four hotels, Red Lion Hotel Atlanta Airport, Hotel RL Washington D.C., Hotel RL in Salt Lake City and Red Lion Hotel Anaheim, for an approximate total of $85 million in gross proceeds with net proceeds to the Company of $32 million to $36 million after hotel debt repayments and joint venture distributions. The sale of all four hotels are expected to close by the end of Q1 2020.

•

Realigned 2019 guidance for Adjusted EBITDA from continuing operations to a range of $11.5 million to $13.5 million from $20.5 million to $22.5 million prior, reflecting under-performance of company owned hotels, elevated terminations in the core franchise business year-to-date and increase in bad debt expense and related collection costs for a large customer.

Third Quarter 2019 Financial Results

The Company reported a net loss attributable to RLH Corporation of $3.5 million or $(0.14) per share in the third quarter as compared to net income attributable to RLH Corporation of $8.9 million or $0.35 per diluted share in the prior year period. The year-over-year change was primarily related to the loss of revenue from sale of the company operated hotels as well as the associated gain of $26.0 million in the 2018 period.

Adjusted EBITDA for the third quarter was $5.9 million, an increase of $0.1 million as compared to the third quarter of 2018, reflecting a reduction in operating costs and compensation expense offset by lower company operated hotel profits and higher bad debt expense primarily due to one large customer.

Royalty fees decreased 9.5% to $5.9 million primarily due to terminated agreements in SSB branded hotels. Marketing, reservations and reimbursables revenue, which are fees from franchised properties associated with the Company’s brands and shared services, increased 9.3% to $8.3 million due to an increase in transaction and reservation fees.

Selling, general, administrative and other expenses, which include franchise sales, operations and corporate costs and bad debt expense, remained relatively flat at $8.2 million, as the Company’s continued focused on leveraging technology to drive efficiencies, controlling costs and reducing payroll, including a decrease in incentive compensation, was offset by an increase in bad debt and related expenses due to a large customer.

An asset impairment charge of $5.4 million was recorded in the current year quarter based on carrying values of hotels under non-binding sale agreements compared to the sale values.

For the quarter, the Company executed 47 franchise agreements comprised of 10 upscale and midscale hotels and 37 select service hotels, an increase of 56% from executed franchise agreements signed in the prior year period. Year-to-date, the Company has signed 143 contracts including 23 upscale and midscale hotels and 120 select service hotels. Of the 143 contracts signed to date, 40 are for new locations. Our midscale franchise contracts typically open six to eighteen months after signing and contain future royalty rate increases, which allow our revenue to increase without needing to increase support costs. For instance, midscale contracts, signed throughout 2019, contributed just $0.1 million in 2019 royalty revenues and are expected to contribute approximately $0.5 million of royalty revenue in 2020 and increase annually by 10% to 20% for the following two years.

Offsetting the newly executed signings in the quarter were 60 terminations which included 9 midscale hotels as well as 51 economy hotels. Year to date, there have been 176 terminations comprised of 17 midscale hotels and 159 economy hotels.

Balance Sheet and Liquidity

RLH Corporation finished the third quarter with cash and restricted cash of $21 million including $7.3 million of cash and cash equivalents held by the joint ventures and debt of $55 million comprised of a corporate term loan of $4.0 million, a corporate level $10 million revolving line of credit, and $41 million of hotel mortgages. As of September 30, 2019, the Company had a low net debt to trailing 12 months Adjusted EBITDA ratio of 2.5 times. Adjusted free cash flow for the nine months ended September 30, 2019 was approximately $3.8 million as compared to the prior year period of $(16) million and $(15.) million for the twelve months ended December 31, 2018.

Hotel Sales

During the quarter, the Company entered into non-binding agreements to sell four Company owned hotels for gross proceeds of approximately $85 million and net proceeds to the Company of $32 million to $36 million after hotel debt repayments and joint venture distributions. The hotels include Red Lion Atlanta Airport, Hotel RL Washington D.C. and Hotel RL Salt Lake City, all of which are held in joint venture entities of which RLH owns 55%. The Company also announced the execution of a non-binding sales agreement for the Red Lion Hotel Anaheim, which is a wholly owned unencumbered asset. Net proceeds to the Company will be used to pay down corporate debt and fund future franchise growth opportunities.

The sales are expected to be completed by the end of Q1 2020.

2019 Expectations

The Company is providing updated guidance with respect to the number of franchise agreements, Corporate Selling General and Administrative expenses, and a reduction in Adjusted EBITDA from continuing operations. Revised expectations for 2019 do not contemplate the sale of the owned hotels under contract due to the unknown timing of the sales. As each sale closes, the Company will disclose the material terms of each transaction in an 8K filing including the historical Adjusted EBITDA relating to the sold hotel.

•	The Company affirms its expectations for executed franchise agreements for 2019. The Company expects to execute between 175 to 210 contracts.

•

Adjusted EBITDA from continuing operations is now expected to be between $11.5 million and $13.5 million in 2019, down from $20.5 million and $22.5 million prior, reflecting the under performance of the remaining company owned hotels and the core franchise business as well as the additional expenses due to increases in bad debt and collection costs.

•	Selling, general, administrative and other expense guidance is being suspended while management and the board are reviewing how to align the cost structure with our revenue base.

•

The four hotels currently under non-binding sale agreements contributed $5.1 million and $6.3 million of Adjusted EBITDA for the nine months ended September 30, 2019 and 2018, respectively. These four hotels also contributed $7.5 million of Adjusted EBITDA for the full year of 2018. These four hotels contributed $25.3 million and $26.2 million of revenue for the nine months ended September 30, 2019 and 2018, respectively. These four hotels also contributed $33.8 million of revenue for the full year of 2018.

Conference Call Information

RLH Corporation will host a conference call on Friday, November 8 at 9:00 AM Eastern Time, to discuss the results for interested investors, analyst and portfolio managers.

To participate in the conference call, please dial the following number 10 minutes prior to the scheduled time: (877) 407-8289. International callers should dial (201) 689-8341.

This conference call will also be webcast live on www.rlhco.com in the Investor Relations section of the website. To listen to the live call, please go to the RLH Corporation website at least 15 minutes prior to the start of the call to register and to download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available at approximately 12:00 PM Eastern Time on November 8 through midnight November 22, 2019 at (877) 660-6853 or (International) (201) 612-7415, using access code 13695406. The replay will also be available shortly after the call on the RLH Corporation website.

To learn more about franchising with RLH Corporation, visit franchise.rlhco.com. We don’t wait for the future. We create it.

About RLH Corporation

Red Lion Hotels Corporation is an innovative hotel company doing business as RLH Corporation which focuses on the franchising of upscale, midscale and economy hotels. The Company strives to maximize return on invested capital for hotel owners across North America through relevant brands, industry-leading technology and forward-thinking services. For more information, please visit the company’s website at www.rlhco.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2018, and in other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements contained herein speak only to the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Social Media:

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www.Linkedin.com/company/rlhco

Investor Relations Contact:

Nikki Saks

Investor Relations

203-682-8263

investorrelations@rlhco.com

Media Contact:

Roxanne Robasco

Vice President, Brand Marketing & PR

914-217-7803

roxanne.robasco@rlhco.com

RED LION HOTELS CORPORATION

Condensed Consolidated Statements of Comprehensive Income (Loss)

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue:
Royalty	$5,909	$6,530	$17,516	$16,575
Other franchise	2,016	1,016	3,772	2,412
Company operated hotels	16,633	20,857	43,839	68,758
Marketing, reservations and reimbursables	8,300	7,591	22,632	19,874
Other	5	6	13	32

Total revenues	32,863	36,000	87,772	107,651
Operating expenses:
Selling, general, administrative and other expenses	8,196	8,112	21,921	23,590
Company operated hotels	12,673	16,051	36,750	54,924
Marketing, reservations and reimbursables	7,080	7,453	22,088	20,226
Depreciation and amortization	3,636	3,621	11,192	12,714
Asset impairment	5,382	7,100	5,382	7,100
Loss (gain) on asset dispositions, net	1	(26,196)	45	(42,094)
Transaction and integration costs	201	95	436	2,196

Total operating expenses	37,169	16,236	97,814	78,656

Operating income (loss)	(4,306)	19,764	(10,042)	28,995
Other income (expense):
Interest expense	(1,699)	(1,417)	(3,690)	(5,366)
Loss on early retirement of debt	—	(794)	(164)	(794)
Other income (expense), net	44	34	121	214

Total other income (expense)	(1,655)	(2,177)	(3,733)	(5,946)

Income (loss) before taxes	(5,961)	17,587	(13,775)	23,049
Income tax expense (benefit)	486	(26)	676	(239)

Net income (loss)	(6,447)	17,613	(14,451)	23,288
Net (income) loss attributable to noncontrolling interest	2,980	(8,670)	4,040	(14,079)

Net income (loss) and comprehensive income (loss) attributable to RLH Corporation	$(3,467)	$8,943	$(10,411)	$9,209

Earnings (loss) per share - basic	$(0.14)	$0.36	$(0.42)	$0.38
Earnings (loss) per share - diluted	$(0.14)	$0.35	$(0.42)	$0.36
Weighted average shares - basic	25,112	24,545	24,859	24,334
Weighted average shares - diluted	25,112	25,729	24,859	25,437
Non-GAAP Financial Measures (1)
EBITDA	$(626)	$22,625	$1,107	$41,129
Adjusted EBITDA	$5,899	$5,751	$10,624	$13,458

(1)	The definitions of “EBITDA” and “Adjusted EBITDA” and how those measures relate to net income (loss) are discussed further in this release under Reconciliation of Non-GAAP Financial Measures.

RED LION HOTELS CORPORATION

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share data)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents ($4,363 and $4,564 attributable to VIEs)	$18,267	$17,034
Restricted cash ($2,930 and $2,652 attributable to VIEs)	2,930	2,755
Accounts receivable ($1,405 and $1,064 attributable to VIEs), net of an allowance for doubtful accounts of $3,377 and $2,345, respectively	19,496	18,575
Notes receivable, net	4,188	2,103
Other current assets ($716 and $680 attributable to VIEs)	4,961	6,218

Total current assets	49,842	46,685

Property and equipment, net ($67,514 and $74,250 attributable to VIEs)	107,554	115,522
Operating lease right-of-use assets ($10,855 and $0 attributable to VIEs)	48,553	—
Goodwill	18,595	18,595
Intangible assets, net	58,233	60,910
Other assets, net ($703 and $705 attributable to VIEs)	5,085	8,075

Total assets	$287,862	$249,787

LIABILITIES
Current liabilities:
Accounts payable ($890 and $650 attributable to VIEs)	$5,176	$5,322
Accrued payroll and related benefits ($342 and $369 attributable to VIEs)	1,868	5,402
Other accrued liabilities ($895 and $1,092 attributable to VIEs)	5,519	4,960
Long-term debt, due within one year ($24,628 and $25,056 attributable to VIEs)	24,628	25,056
Operating lease liabilities, due within one year ($966 and $0 attributable to VIEs)	4,801	—

Total current liabilities	41,992	40,740

Long-term debt, due after one year, net of debt issuance costs ($16,468 and $0 attributable to VIEs)	20,496	9,114
Line of credit, due after one year	10,000	10,000
Operating lease liabilities, due after one year ($11,941 and $0 attributable to VIEs)	46,871	—
Deferred income and other long-term liabilities ($330 and $480 attributable to VIEs)	1,541	2,245
Deferred income taxes	1,217	772

Total liabilities	122,117	62,871

Commitments and contingencies
STOCKHOLDERS’ EQUITY
RLH Corporation stockholders’ equity
Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—	—
Common stock - 50,000,000 shares authorized; $0.01 par value; 25,118,512 and 24,570,158 shares issued and outstanding	252	246
Additional paid-in capital, common stock	182,723	182,018
Accumulated deficit	(26,923)	(16,512)

Total RLH Corporation stockholders’ equity	156,052	165,752
Noncontrolling interest	9,693	21,164

Total stockholders’ equity	165,745	186,916

Total liabilities and stockholders’ equity	$287,862	$249,787

RED LION HOTELS CORPORATION

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2019	2018
Operating activities:
Net income (loss)	$(14,451)	$23,288
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,192	12,714
Noncash PIK interest and amortization of debt issuance costs	929	892
Amortization of key money and contract costs	997	535
Amortization of contract liabilities	(994)	(563)
Loss (gain) on asset dispositions, net	45	(42,094)
Noncash loss on early retirement of debt	67	794
Asset impairment	5,382	7,100
Deferred income taxes	445	(1,445)
Stock-based compensation expense	2,503	2,896
Provision for doubtful accounts	1,780	651
Fair value adjustments to contingent consideration	—	581
Change in operating assets and liabilities, net of business acquired:
Accounts receivable	(2,148)	(7,293)
Notes receivable	(16)	(7)
Key money disbursements	(665)	(5,420)
Other current assets	1,014	(1,740)
Accounts payable	45	1,405
Other accrued liabilities	(1,170)	79

Net cash provided by (used in) operating activities	4,955	(7,627)

Investing activities:
Capital expenditures	(4,104)	(6,190)
Acquisition of Knights Inn	—	(26,888)
Net proceeds from disposition of property and equipment	—	113,838
Collection of notes receivable	262	—
Advances on notes receivable	(90)	(537)

Net cash provided by (used in) investing activities	(3,932)	80,223

Financing activities:
Borrowings on long-term debt, net of discounts	32,935	30,000
Repayment of long-term debt and finance leases	(22,510)	(107,899)
Proceeds from line of credit borrowing	—	10,000
Debt issuance costs	(692)	(1,317)
Distributions to noncontrolling interest	(7,430)	(20,972)
Contingent consideration paid for Vantage Hospitality acquisition	—	(4,000)
Stock-based compensation awards canceled to settle employee tax withholding	(2,135)	(615)
Stock option and stock purchase plan issuances, net and other	217	238

Net cash provided by (used in) financing activities	385	(94,565)

Change in cash, cash equivalents and restricted cash:
Net increase (decrease) in cash, cash equivalents and restricted cash	1,408	(21,969)
Cash, cash equivalents and restricted cash at beginning of period	19,789	44,858

Cash, cash equivalents and restricted cash at end of period	$21,197	$22,889

RED LION HOTELS CORPORATION

Additional Hotel Statistics

(unaudited)

A summary of activity relating to our owned or franchised properties by type from January 1, 2019 through September 30, 2019, including the approximate number of available rooms, is provided below:

	Upscale Service Brand (“USB”)		Select Service Brand (“SSB”)		Total
	Hotels	Total Available Rooms	Hotels	Total Available Rooms	Hotels	Total Available Rooms
Beginning quantity, January 1, 2019	112	15,900	1,215	69,800	1,327	85,700
Newly opened / acquired properties	7	600	28	1,400	35	2,000
Change in brand	(1)	(100)	1	100	—	—
Terminated properties	(17)	(1,900)	(159)	(10,100)	(176)	(12,000)

Ending quantity, September 30, 2019	101	14,500	1,085	61,200	1,186	75,700

A summary of activity relating to our USB hotels by brand from January 1, 2019 through September 30, 2019 is provided below:

USB Brand Hotels	Hotel RL	Red Lion Hotels	Red Lion Inn and Suites	Signature	Other	Total
Beginning quantity, January 1, 2019	8	46	43	2	13	112
Newly opened / acquired properties	—	—	5	2	—	7
Change in brand	1	—	—	—	(2)	(1)
Terminated properties	—	(5)	(7)	—	(5)	(17)

Ending quantity, September 30, 2019	9	41	41	4	6	101

Ending rooms, September 30, 2019	1,800	8,400	3,400	200	700	14,500

A summary of activity relating to our SSB hotels by brand from January 1, 2019 through September 30, 2019 is provided below:

SSB Brand Hotels	ABVI and CBVI	Knights Inn	Country Hearth	Guest House	Signature Inn	Other	Total
Beginning quantity, January 1, 2019	777	332	53	27	2	24	1,215
Newly opened / acquired properties	24	2	1	1	—	—	28
Change in brand	1	(1)	5	—	—	(4)	1
Terminated properties	(89)	(49)	(6)	(6)	(2)	(7)	(159)

Ending quantity, September 30, 2019	713	284	53	22	—	13	1,085

Ending rooms, September 30, 2019	38,100	16,900	2,500	1,500	—	2,200	61,200

A summary of our executed agreements for the nine months ended September 30, 2019 is provided below:

	USB	SSB	Total
Executed franchise license agreements, nine months ended September 30, 2019:
New locations	14	26	40
New contracts for existing locations	9	94	103

Total executed franchise license agreements, nine months ended September 30, 2019	23	120	143

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

Free Cash Flow is a non-GAAP measured defined as net cash provided by or used in operating activities less capital expenditures. The Company believes it is an important liquidity measure that provides useful information to management and investors about the amount of cash generated by the business.

Adjusted Free Cash Flow is a non-GAAP measure defined as Free Cash Flow adjusted to reflect the impact of certain investing or financing cash flows such as acquisitions, proceeds from dispositions of properties, borrowings and repayments of long-term debt, and distributions to non-controlling interests. We believe this information is necessary as reflecting significant cash flows from strategic investing and financing decisions provides the most accurate overall measure of cash generated or used by the business.

Free Cash Flow and Adjusted Free Cash Flow are commonly used measures of performance. We utilize these measures because management finds them a useful tool to calculate more meaningful comparisons of past, present and future cash generation and as a means to evaluate the results of core, ongoing operations. We believe they are a complement to reported net cash provided by (used in) operating activities, investing activities, and financing activities. Free Cash Flow and Adjusted Free Cash Flow are not intended to represent net cash provided by (used in) operating activities, investing activities, or financing activities defined by generally accepted accounting principles in the United States of America (“GAAP”), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP. In addition, other companies may calculate Free Cash Flow and, in particular, Adjusted Free Cash Flow differently than we do or may not calculate them at all, limiting the usefulness of Free Cash Flow and Adjusted Free Cash Flow as comparative measures.

The following is a reconciliation of GAAP net cash provided by (used in) operating activities to non-GAAP Free Cash Flow and Adjusted Free Cash Flow for the nine months ended September 30, 2019 and 2018 (in thousands):

	Nine Months Ended September 30,
	2019	2018
Net cash provided by (used in) operating activities(1)	$4,955	$(7,627)
Less: Capital expenditures	(4,104)	(6,190)

Free Cash Flow	851	(13,817)

Acquisition of Knights Inn	—	(26,888)
Net proceeds from disposition of property and equipment	—	113,838
Borrowings on long-term debt, net of discounts	32,935	30,000
Proceeds from line of credit borrowing	—	10,000
Repayment of long-term debt and finance leases	(22,510)	(107,899)
Distributions to noncontrolling interest	(7,430)	(20,972)

Adjusted Free Cash Flow	$3,846	$(15,738)

(1)	Includes cash outflows for key money disbursements of $0.7 million and $5.4 million for the nine months ended September 30, 2019 and 2018, respectively.

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

The following is a reconciliation of GAAP net cash provided by (used in) operating activities to non-GAAP Free Cash Flow and Adjusted Free Cash Flow for the year ended December 31, 2018 (in thousands):

Year ended December 31, 2018
Net cash provided by (used in) operating activities(1)	$(3,514)
Less: Capital expenditures	(8,615)

Free Cash Flow	(12,129)

Acquisition of Knights Inn	(27,249)
Net proceeds from disposition of property and equipment	113,748
Borrowings on long-term debt, net of discounts	30,000
Proceeds from line of credit borrowing	10,000
Repayment of long-term debt and finance leases	(107,999)
Distributions to noncontrolling interest	(21,457)

Adjusted Free Cash Flow	$(15,086)

(1)	Includes cash outflows for key money disbursements of $5.7 million for the year ended December 31, 2018.

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

EBITDA is defined as net income (loss), before interest, taxes, depreciation and amortization. The Company believes it is a useful financial performance measure due to the significance of our long-lived assets and level of indebtedness.

Adjusted EBITDA is an additional measure of financial performance. The Company believes that the inclusion or exclusion of certain special items, such as stock-based compensation, gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results.

During the fourth quarter of 2018, we modified the definition of Adjusted EBITDA as used in prior periods to exclude the effect of non-cash stock compensation expense. We believe that the exclusion of this item is consistent with the purposes of the measure described below and we have applied this modification to all prior periods presented.

EBITDA and Adjusted EBITDA are commonly used measures of performance in the industry. RLH Corporation utilizes these measures because management finds them a useful tool to calculate more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. Our board of directors and executive management team consider Adjusted EBITDA to be a key performance metric and compensation measure. The Company believes the measures are a complement to reported operating results. EBITDA and Adjusted EBITDA are not intended to represent net income (loss) defined by generally accepted accounting principles in the United States of America (“GAAP”), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP. In addition, other companies in the industry may calculate EBITDA and, in particular, Adjusted EBITDA differently than the Company does or may not calculate them at all, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

Non-Core Adjusted EBITDA includes the results of our Company Operated Hotels. Core Adjusted EBITDA is comprised of franchise and all other results, including all Selling, general, administrative and other expenses. Management believes this presentation provides a meaningful comparison of our financial results as Core Adjusted EBITDA represents the results of our Company as a franchise only business.

The following is a reconciliation of Core and Non-Core GAAP net income (loss) to Core and Non-Core non-GAAP EBITDA and Adjusted EBITDA for the three months ended September 30, 2019 (in thousands):

	Core	Non-Core	Total
Net income (loss)	$(1,684)	$(4,763)	$(6,447)
Depreciation and amortization	1,859	1,777	3,636
Interest expense	302	1,397	1,699
Income tax expense	486	—	486

EBITDA	963	(1,589)	(626)

Stock-based compensation (1)	941	—	941
Asset impairment (2)	—	5,382	5,382
Transaction and integration costs (3)	37	164	201
Loss (gain) on asset dispositions (4)	(1)	2	1

Adjusted EBITDA	1,940	3,959	5,899

Adjusted EBITDA attributable to noncontrolling interests	—	(660)	(660)

Adjusted EBITDA attributable to RLH Corporation	$1,940	$3,299	$5,239

(1)

Costs represent total stock-based compensation for the period. These costs are included within Selling, general, administrative and other expenses and Marketing, reservations and reimbursables on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(2)	During the third quarter of 2019, we recognized an impairment on our Hotel RL Washington DC joint venture property.
(3)	Transaction and integration costs include incremental expenses incurred for potential and executed acquisitions and dispositions of assets.
(4)	The loss (gain) relates to our sale of various fixed assets during the three months ended September 30, 2019.

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

The following is a reconciliation of Core and Non-Core GAAP net income (loss) to Core and Non-Core non-GAAP EBITDA and Adjusted EBITDA for the three months ended September 30, 2018 (in thousands):

	Core	Non-Core	Total
Net income (loss)	$(3,098)	$20,711	$17,613
Depreciation and amortization	1,451	2,170	3,621
Interest expense	425	992	1,417
Income tax expense (benefit)	(26)	—	(26)

EBITDA	(1,248)	23,873	22,625

Stock-based compensation (1)	1,160	—	1,160
Asset impairment (2)	—	7,100	7,100
Transaction and integration costs (3)	95	—	95
Loss on early retirement of debt (4)	794	—	794
Gain on asset dispositions (5)	—	(26,023)	(26,023)

Adjusted EBITDA	801	4,950	5,751

Adjusted EBITDA attributable to noncontrolling interests	—	(53)	(53)

Adjusted EBITDA attributable to RLH Corporation	$801	$4,897	$5,698

(1)

Costs represent total stock-based compensation for the period. These costs are included within Selling, general, administrative and other expenses, Company operated hotels and Marketing, reservations and reimbursables on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(2)	During the third quarter of 2018, we recognized an impairment on our Hotel RL Baltimore Inner Harbor joint venture property.
(3)	Transaction and integration costs include incremental expenses incurred for potential and executed acquisitions and dispositions of assets.
(4)

The Loss on early retirement of debt arose primarily on a $20.6 million early payment of our Senior Secured Term Loan. The debt was repaid using proceeds from a distribution from RL Venture after the sales of our Red Lion Hotel Port Angeles and Hotel RL Spokane.

(5)	The gain relates to the sale of two properties during the three months ended September 30, 2018.

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

The following is a reconciliation of Core and Non-Core GAAP net income (loss) to Core and Non-Core non-GAAP EBITDA and Adjusted EBITDA for the nine months ended September 30, 2019 (in thousands):

	Core	Non-Core	Total
Net income (loss)	$(7,282)	$(7,169)	$(14,451)
Depreciation and amortization	5,542	5,650	11,192
Interest expense	831	2,859	3,690
Income tax expense	676	—	676

EBITDA	(233)	1,340	1,107

Stock-based compensation (1)	2,503	—	2,503
Asset impairment (2)	—	5,382	5,382
Transaction and integration costs (3)	272	164	436
Employee separation and transition costs (4)	35	—	35
Loss on early retirement of debt (5)	—	164	164
Loss (gain) on asset dispositions (6)	—	45	45
Legal settlement expense (7)	—	952	952

Adjusted EBITDA	2,577	8,047	10,624

Adjusted EBITDA attributable to noncontrolling interests	—	(1,665)	(1,665)

Adjusted EBITDA attributable to RLH Corporation	$2,577	$6,382	$8,959

(1)

Costs represent total stock-based compensation for the period. These costs are included within Selling, general, administrative and other expenses and Marketing, reservations and reimbursables on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(2)	During the third quarter of 2019, we recognized an impairment on our Hotel RL Washington DC joint venture property.
(3)	Transaction and integration costs include incremental expenses incurred for potential and executed acquisitions and dispositions of assets.
(4)

The costs recognized in 2019 relate to a reduction in force that was implemented in the second quarter of 2019. These costs are included within Selling, general, administrative and other expenses on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(5)

The loss on early retirement of debt relates to unamortized deferred debt issuance costs and prepayment fees incurred related to the payoff of a mortgage loan at RLS DC Venture, which was replaced through a new mortgage loan with a different lender.

(6)	The loss (gain) relates to our sale of various fixed assets during the nine months ended September 30, 2019.
(7)

Legal settlement expense relates to a settlement agreement with current and former hotel workers regarding a wage dispute in California. This expense is included in Company operated hotels expense on the Condensed Consolidated Statement of Comprehensive Income (Loss).

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures

(unaudited)

The following is a reconciliation of Core and Non-Core GAAP net income (loss) to Core and Non-Core non-GAAP EBITDA and Adjusted EBITDA for the nine months ended September 30, 2018 (in thousands):

	Core	Non-Core	Total
Net income (loss)	$(12,453)	$35,741	$23,288
Depreciation and amortization	4,386	8,328	12,714
Interest expense	645	4,721	5,366
Income tax expense (benefit)	(239)	—	(239)

EBITDA	(7,661)	48,790	41,129

Stock-based compensation (1)	2,896	—	2,896
Asset impairment (2)	—	7,100	7,100
Transaction and integration costs (3)	2,196	—	2,196
Employee separation and transition costs (4)	975	—	975
Loss on early retirement of debt (5)	794	—	794
Gain on asset dispositions (6)	—	(41,632)	(41,632)

Adjusted EBITDA	(800)	14,258	13,458

Adjusted EBITDA attributable to noncontrolling interests	—	(1,915)	(1,915)

Adjusted EBITDA attributable to RLH Corporation	$(800)	$12,343	$11,543

(1)

Costs represent total stock-based compensation for the period. These costs are included within Selling, general, administrative and other expenses, Company operated hotels and Marketing, reservations and reimbursables on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(2)	During the third quarter of 2018, we recognized an impairment on our Hotel RL Baltimore Inner Harbor joint venture property.
(3)	Transaction and integration costs include incremental expenses incurred for potential and executed acquisitions and dispositions of assets.
(4)

The costs relate to employee separation, primarily for severance agreements with our Chief Operating Officer, and President of Global Development in May 2018. These costs are included within Selling, general, administrative and other expenses on the Condensed Consolidated Statements of Comprehensive Income (Loss).

(5)

The Loss on early retirement of debt arose primarily on a $20.6 million early payment of our Senior Secured Term Loan. The debt was repaid using proceeds from a distribution from RL Venture after the sales of our Red Lion Hotel Port Angeles and Hotel RL Spokane.

(6)	The gain relates to the sale of nine properties during the nine months ended September 30, 2018.

RED LION HOTELS CORPORATION

Reconciliation of Non-GAAP Financial Measures - Guidance for the Year Ended December 31, 2019

(unaudited)

Forecasted amounts are based on assets owned as of the date of this release. The Company’s projections are predicated on numerous assumptions that are subject to change. There can be no assurance that the Company will achieve these results.

The following is a reconciliation of GAAP net income (loss) to non-GAAP EBITDA and Adjusted EBITDA for our guidance for the year ended December 31, 2019:

	2019 Forecast Range
	Low Case	High Case
Net loss	$(19,657)	$(17,792)
Depreciation and amortization	14,783	14,783
Interest expense	5,195	5,195
Income tax expense (benefit)	785	906

EBITDA	1,099	3,099

Stock-based compensation (1)	3,387	3,387
Asset impairment (2)	5,382	5,382
Transaction and integration costs (3)	436	436
Employee separation and transition costs (4)	35	35
Loss on early retirement of debt (5)	164	164
Loss on asset dispositions (6)	45	45
Legal settlement expense (7)	952	952

Adjusted EBITDA	$11,500	$13,500

(1)	Represents total projected stock-based compensation for 2019.
(2)	In the third quarter of 2019 we recognized an impairment on our Hotel RL Washington DC joint venture property. No projected loss is included in this amount.
(3)	Transaction and integration costs include incremental expenses incurred for potential and executed acquisitions and dispositions of assets. No projected costs are included in this amount.
(4)	The costs relate to a reduction in force that was implemented in the second quarter of 2019. No projected costs are included in this amount.
(5)

The loss on early retirement of debt relates to unamortized deferred debt issuance costs and prepayment fees incurred related to the payoff of a mortgage loan at RLS DC Venture in May 2019, which was replaced through a new mortgage loan with a different lender. No projected gain or loss is included in this amount.

(6)	The loss (gain) from the sale of various fixed assets during the nine months ended September 30, 2019. No projected gain or loss is included in this amount.
(7)	Legal settlement expense relates to a settlement agreement with current and former hotel workers regarding a wage dispute in California. No further expense is expected related to this settlement.